Exhibit 99.1

FOR IMMEDIATE RELEASE	Lisa K. Klinger Chief Financial Officer (212) 515-2655

lklinger@vince.com

VINCE ANNOUNCES REPORTING DATE FOR FOURTH QUARTER AND

FISCAL YEAR 2014 FINANCIAL RESULTS AND REITERATES GUIDANCE

NEW YORK, New York – January 9, 2015 – Vince Holding Corp. (NYSE:VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced that it plans to report its fourth quarter and fiscal year 2014 financial results on Thursday, March 19, 2015 before the market opens. The Company also plans to hold a conference call to discuss its financial results on the same day at 9:00 a.m. ET, hosted by Chairman and Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger.

The Company also reiterated its previously disclosed financial guidance for fiscal 2014. For fiscal 2014, the Company continues to expect to:

•	Achieve total net sales of $335 million to $345 million, including revenues from nine new retail stores and comparable sales growth in the high single-digit range for retail stores only and low double-digit range including ecommerce sales

•	Expand gross margin 200 to 250 basis points

•	Increase adjusted selling, general, and administrative expenses as a percent of sales 200 to 250 basis points over the adjusted fiscal 2013 rate of 25.6%

•	Generate adjusted diluted earnings per share of $0.90 to $0.94

•	Spend $20 million to $23 million in capital expenditures

Jill Granoff, Chairman and Chief Executive Officer of Vince commented “The Vince brand delivered solid sales and profit increases this holiday season and we are proud of our continued growth in 2014 and the progress we are making in our evolution to becoming a global, dual-gender lifestyle brand. Given the quarter to date business performance, we are reiterating our financial guidance for fiscal 2014.”

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for effortless style and timeless sophistication with a focus on clean, modern silhouettes and luxe details. Established in 2002, the brand now offers a wide range of women’s, men’s and children’s apparel, women’s and men’s footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,400 stores across 46 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 28 full-price retail stores, 9 outlet stores and its ecommerce site, VINCE.com. Please visit www.VINCE.com for more information.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated.

These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

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